UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2016

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

On September 27, 2016, Inventure Foods, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Borrowers”) entered into the Second Amendment to Credit Agreement (the “Amendment”) with the lenders party thereto (the “Lenders”) and BSP Agency, LLC, as the administrative agent (“BSP”),  under the Credit Agreement, dated as of November 18, 2015, by and among the Borrowers, the Lenders, and BSP (as amended, the “Credit Agreement”). Capitalized terms not defined in this Current Report on Form 8-K have the meaning set forth in the Credit Agreement.

The Amendment defers compliance with the Company’s Total Leverage Ratio and Fixed Charge Coverage Ratio covenants until the second quarter of fiscal 2017, requires the Company to comply with a minimum EBITDA target starting in the second quarter of fiscal 2017, and increases the Base Rate Margin and the Libor Rate Margin thereunder by 100 basis points.

The foregoing description of the Amendment does not purport to be complete and the references to the Amendment are qualified in their entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits List in the Index to Exhibits immediately following the signature page of this Current Report on Form 8-K is incorporated herein by reference as the list of exhibits required as part of this Item 9.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2016	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of September 27, 2016, by and among Inventure Foods, Inc. and certain of its subsidiaries, as the borrowers, each of the lenders from time to time a party thereto, and BSP Agency, LLC, as the administrative agent for each member of the Lender Group (as defined therein).